EXHIBIT 21.1

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION/ORGANIZATION
Abel Equipos, S.A	Spain
Abel Pumps, L.P.	Delaware
Abel Pumpen GmbH	Germany
Abel GmbH & Co KG	Germany
Acton Research Corporation	Delaware
Ai Cambridge Ltd.	United Kingdom
Amot Controls Corporation	Delaware
Amot/Metrix Investment Company	Delaware
Amot Controls GmbH	Germany
Antek Instruments GmbH	Germany
Compressor Controls Corp. B.V	Netherlands
Compressor Controls Corporation S.r.l	Italy
Compressor Controls Corporation (an Iowa Corp)	Iowa
Compressor Controls Corporation (a Delaware
Corporation) d/b/a in Iowa as Compressor
Controls - CIS/EE)	Delaware
Cornell Pump Company	Delaware
Cornell Pump Manufacturing Corporation	Delaware
Cybor Corporation	California
DAP Technologies Ltd.	Canada
DAP Technologies Corp.	Delaware
DAP Technologies Limited Europe	United Kingdom
DAP Technologies SARL	France
DB Microware, Inc.	Texas
Fluid Metering, Inc.	Delaware
FTI Flow Technology, Inc.	Delaware
Gatan, Inc.	Pennsylvania
Gatan Service Corporation	Pennsylvania
Gatan GmbH	Germany
Hansen Technologies Corporation	Illinois
Hansen Technologies Europe GmbH	Germany
Integrated Designs L.P.	Delaware
ISL Holdings, S.A.S	France
ISL Investissement EURL	France
ISL Scientifique de Laboratoire - ISL, S.A.S	France
K/S Roper Finance	Denmark
Logitech Limited	United Kingdom
Marumoto Struers KK	Japan
Media Cybernetics Inc.	Delaware
Metrix Instrument Co., L.P.	Delaware
Neptune Technology Group Inc.	Delaware
Neptune Technology Group (Canada) Ltd.	Canada
Neptune Technology Group Servicos
S. de R.L. de C.V	Mexico
Neptune Technology Group Mexico
S. de C.V	Mexico
Nippon Roper K.K	Japan
PAC Denmark ApS	Denmark
PAC GmbH	Germany
Petrotech International, Inc.	Louisiana
Petroleum Analyzer Company LP	Delaware
Princeton Instruments Limited	United Kingdom
Qualitek Leaktest Ltd.	United Kingdom
Quantitative Imaging Corp.	Canada
Redlake MASD, LLC	Delaware
RI Insurance Ltd.	Delaware
Ropintassco Holdings L.P.	Delaware
Ropintassco 1	Delaware
Ropintassco 2	Delaware
Ropintassco 3	Delaware
Ropintassco 4	Delaware
Ropintassco 5	Delaware
Ropintassco 6	Delaware
Ropintassco 7	Delaware
Roper Georgia, Inc.	Delaware
Roper Marketing India Private Ltd.	India
Roper Canada Holdings, Inc.	Canada
Roper Canada Partners, Inc.	Canada
Roper Capital Deutschland GmbH	Germany
Roper Fundings KG	Germany
Roper Industries Deutschland GmbH	Germany
Roper Holdings, Inc.	Delaware
Roper Holdings, Limited	United Kingdom
Roper Industrial Products Investment Company	Iowa
Roper Industries B.V	Netherlands
Roper Industries Denmark ApS	Denmark
Roper Industries (Europe) Limited	United Kingdom
Roper Industries Limited	United Kingdom
Roper Industries Manufacturing (Shanghai) Co., Ltd.	China
Roper International Products, LTD	Virgin Islands
Roper-Mex, L.P.	Delaware
Roper Pump Company	Delaware
Roper Pump Europe GmbH	Germany
Roper Scientific B.V	Netherlands
Roper Southeast Asia LLC	Delaware
Roper Scientific, Inc.	Delaware
Roper Scientific GmbH	Germany
Roper Scientific EURL	France
Struers A/S	Denmark
Struers GmbH	Germany
Struers Inc.	Delaware
Struers Limited	United Kingdom
Struers S.A.S	France
Uson L.P.	Delaware
Uson GmbH	Germany
Uson Ltd.	United Kingdom
Walter Herzog GmbH	Germany
Zetec, Inc.	Washington